UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Restricted Common Stock for Series X Preferred Stock Dividends

The Company has outstanding 19,703 shares of its Series X Preferred stock whose total face value is $492,575, and which bears interest at 10% annually. The interest can be paid through the issuance of restricted common stock priced using the closing price per share on the 15th of each month. In order to pay its dividends for the quarter ended March 31, 2025 it is obligated to issue 28,359 shares of restricted common stock. While the shares due for January had been previously issued, on April 14, 2025, the Company issued a total of 16,286 shares in consideration of the February and March dividends to the four (4) holders of the Series X Preferred shares.

Issuance of Restricted Common Stock for the Redemption of Series A Preferred Stock

As a part of its FY2024 Restructuring Plan the Company issued to certain holders of its notes and other securities a newly created a new Series A Amortizing Convertible Preferred Stock (the “Series A Shares” or “Series A Preferred Stock”) whose stated value is $25 per share. The Series A Shares may be converted into shares of common stock by dividing the stated value by $4.00 (the “Conversion Price”). The Series A Shares may be converted at the option of the holder at any time, or mandatorily by the Company if certain conditions set forth in the certificate of designation are met. As stipulated in the certificate of designation, unless converted, shares of Series A Preferred Stock will be redeemed by the Company, using common stock, or cash, 1/36th of the remaining amounts monthly beginning in January 2025. The cash redemption shall be at 105% of the original price of the Series A Preferred Stock (as adjusted) and common stock redemption shall be at a 10% discount to the average of the five lowest closing prices over a 30-trading day period.  The Company intends to accrue the redemption shares monthly and issue any shares to be used thereunder quarterly to reduce its expense. A copy of the Certificate of Designation (COD) for the Series A is attached herein as Exhibit 3.1 to this filing.

On April 14, 2025, the Company issued 1,366,394 shares of its restricted common stock in order to redeem $500,545 of its Series A Preferred stock, effective March 31, 2025. As of the date of this filing there are 546,063 shares of Series A Preferred stock issued and outstanding, reduced from 563,077 after taking into effect the redemptions for Q1 of FY2025.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure made under Item 1.01 above is incorporated herein by reference.  The Company completed the issuance of shares of preferred stock to accredited investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
3.1	Certificate of Designation for Series A Amortizing Convertible Preferred Stock

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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